Exhibit 4(k)




                REFUNDING AGREEMENT NO. [1/2/3]
               dated as of ____________ __, 199_

                             among

                         ESSL 2, INC.,
                     as Owner Participant,

                    W3A FUNDING CORPORATION,
                    as Funding Corporation,

                FIRST NATIONAL BANK OF COMMERCE,
                       as Owner Trustee,

                     BANKERS TRUST COMPANY,
           as [successor] Corporate Indenture Trustee
   under Indenture of Mortgage and Deed of Trust No. [1/2/3], dated as of September 1, 1989,
            as supplemented, with the Owner Trustee,
                and as Collateral Trust Trustee
          under Collateral Trust Indenture dated as of
             ,     , with the Lessee and Funding Corporation,

                         STANLEY BURG,
           as successor Individual Indenture Trustee under Indenture of Mortgage and Deed of Trust No. [1/2/3], dated as of September 1, 1989,
            as supplemented, with the Owner Trustee,

                              and

                LOUISIANA POWER & LIGHT COMPANY,
                           as Lessee

           THIS REFUNDING AGREEMENT NO. [1/2/3], dated as of _________ __, 199_, among ESSL 2, INC., as Owner Participant (such term and all other capitalized terms used herein and not defined herein having the respective meanings specified in Appendix A to the Participation Agreement referred to below, as modified by Schedule A-1 thereto), W3A FUNDING CORPORATION, as Funding Corporation, FIRST NATIONAL BANK OF COMMERCE, not in its individual capacity but solely as Owner Trustee, BANKERS TRUST COMPANY, as [successor] Corporate Indenture Trustee under the Indenture and as Collateral Trust Trustee under the Collateral Trust Indenture, STANLEY BURG, not in his individual capacity but solely as [successor] Individual Indenture Trustee under the Indenture, and LOUISIANA POWER & LIGHT COMPANY, as Lessee.

                      W I T N E S S E T H:

          WHEREAS, the parties to this Refunding Agreement, other than Funding Corporation and the Collateral Trust Trustee, are parties to Participation Agreement No. [1/2/3], dated as of September 1, 1989 (the "Participation Agreement"), among the Owner Participant, the Owner Trustee, the Corporate Indenture Trustee, the Individual Indenture Trustee and the Lessee; and

           WHEREAS, the Initial Series Bonds were issued by the Owner Trustee in connection with the acquisition of the Undivided
Interest; and

           WHEREAS, Section 2(b) of the Participation Agreement provides for a refunding of Outstanding Bonds upon satisfaction of the conditions set forth in Sections 2 and 10(c) of the Participation Agreement and Section 2.05 of the Indenture; and

          WHEREAS, the Lessee has requested such a refunding; and

           WHEREAS, Section 3(e) of the Facility Lease provides for an adjustment to Basic Rent and the Value Schedules in connection with the issuance of any Refunding Bonds; and

           WHEREAS, the Lessee and the Owner Participant have agreed for the Owner Participant to make an additional equity investment and to cause the refinancing of the Outstanding Initial Series Bonds through the issuance of Refunding Bonds and other Additional Bonds in amounts sufficient to redeem such Outstanding Initial Series Bonds and finance certain transaction expenses associated therewith and the premium thereon, and accordingly have agreed that the refunding contemplated by this Agreement will require certain amendments to the Transaction Documents; and

          WHEREAS, on ________ __, 199__, at the direction of the Lessee and the Owner Participant, the Owner Trustee gave the Indenture Trustee notice of redemption of the Initial Series Bonds on ______, 199__ (the "Refunding Date"), and the Indenture Trustee gave notice of such redemption to the Holders of such Bonds on ___, 199__, which notice provided, in accordance with
Section 5.05 of the Indenture, that such redemption is conditional upon the receipt by the Indenture Trustee, on or prior to the Refunding Date, of money sufficient to pay the principal of, premium, if any, and interest on the Initial Series Bonds then outstanding and that, if such money shall not have been so received, said notice shall be of no force and effect and the Owner Trustee shall not be required to redeem such Outstanding Initial Series Bonds; and

            WHEREAS, the parties hereto wish to effect the refunding of the Outstanding Initial Series Bonds through a refunding transaction in which, among other things, Funding Corporation will issue Collateral Bonds to the public and will apply a portion of the proceeds thereof as a Refunding Loan for the account of the Owner Trustee for the refunding in whole of, the Outstanding Initial Series Bonds, such loan to be evidenced by Additional Bonds ("199_ Bonds") issued by the Owner Trustee to or upon the order of Funding Corporation; and

            WHEREAS, the Lessee proposes to enter into an Underwriting Agreement, dated _________ (the "Refunding Underwriting Agreement"), with Funding Corporation, Morgan Stanley & Co. Incorporated and Citicorp Securities, Inc. (the "Refunding Underwriters"); and

           WHEREAS, in connection with the aforesaid, it will be necessary for the Owner Participant, the Lessee, Funding Corporation, the Owner Trustee, the Indenture Trustee and the Collateral Trust Trustee, subject to the conditions set forth herein, to enter into Amendment No. 1, dated as of _______, 199_, to the Participation Agreement ("PA Amendment No. 1"), to make certain amendments and add certain provisions thereto; and

          WHEREAS, Section 10.01 of the Indenture provides, among other things, that the parties to the Indenture may, without consent of the Holders of any Bonds, execute a Series Supplemental Indenture in order to evidence the issuance of and to provide the terms of Additional Bonds and to make certain changes to the Indenture; and

           WHEREAS, subject to the conditions set forth herein, the Owner Trustee and the Indenture Trustee will execute Supplemental Indenture No. 2 to the Indenture, dated as of _________ __, 199_ ("Supplemental Indenture No. 2"), providing, among other things, for the issuance of 199_ Bonds with the respective terms and conditions specified therein; and

          WHEREAS, Section 10.03 of the Indenture provides, among other things, that without the consent of the Holders of any Bonds, the Indenture Trustee (x) shall, upon receipt of a written instruction from the Lessee and the Owner Trustee, consent to certain amendments of the Facility Lease and (y) may join in certain amendments of the Participation Agreement; and

           WHEREAS, subject to the conditions set forth herein, the Owner Trustee and the Lessee intend to execute Lease Supplement No. 1 to the Facility Lease, dated as of _________ __, 199_ ("Lease Supplement No. 1"), to make certain amendments to the Facility Lease; and

           WHEREAS, subject to the conditions set forth herein, the Owner Participant and the Lessee intend to execute Amendment No. 1, dated as of _________ __, 199_ to the Tax Indemnification Agreement ("TIA Amendment No. 1") to amend certain provisions of the Tax Indemnification Agreement; and

           WHEREAS, Basic Rent and the Value Schedules, as set forth in Lease Supplement No. 1, will be adjusted to take into effect, among other things, the additional Tax Assumptions set forth in TIA Amendment No. 1 and the additional Pricing Assumptions set forth in Schedule 1 to PA Amendment No. 1;

          NOW, THEREFORE, in consideration of the premises and of
other   good   and  valuable  consideration,  the   receipt   and
sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                          ARTICLE ONE
                     REFUNDING TRANSACTIONS

Section 1.01.  Agreement of Funding Corporation.

      Subject to the satisfaction or written waiver of the terms and conditions hereof and of Section 2 and 10(c) of the Participation Agreement, on the Refunding Date, Funding
Corporation  shall  make  a  Refunding  Loan  by  paying  to  the
Indenture Trustee for the account of the Owner Trustee immediately available funds in an amount equal to $__________, and shall receive the Owner Trustee's 199_ Bonds to evidence such Refunding Loan, as described in Section 1.02. The proceeds of the Refunding Loan shall be paid directly to a special account established by the Owner Trustee with the Indenture Trustee and shall be applied as set forth in Section 1.02.

Section  1.02.   Issuance  of  Refunding  Bonds;  Application  of
Proceeds.

      Subject to the satisfaction or written waiver of the terms and conditions hereof and of Sections 2 and 10(c) of the Participation Agreement and Section 2.05 of the Indenture, on the Refunding Date: (a)(i) the Lessee, the Owner Participant, Funding Corporation, the Owner Trustee, the Indenture Trustee, the Individual Indenture Trustee and the Collateral Trust Trustee shall enter into PA Amendment No. 1, (ii) the Lessee and the Lessor shall enter into Lease Supplement No. 1, (iii) the Owner Trustee, the Indenture Trustee and the Individual Indenture Trustee shall enter into Supplemental Indenture No. 2, (iv) the Lessee, Funding Corporation and the Collateral Trust Trustee shall enter into the Collateral Trust Indenture and, subject to satisfaction of the conditions therein set forth, Supplemental Indenture No. 1 thereto ("Collateral Trust Supplement"), and (v) the Lessee and the Owner Participant shall enter into TIA Amendment No. 1; (b)(i) the Owner Participant shall pay to the Owner Trustee an additional equity investment of $_________ (the "Additional Equity Investment"); (ii) the Lessee shall make a Supplemental Rent payment in the amount of $____________; and
(iii)  the  Owner  Trustee, on behalf of the  Owner  Participant, shall issue the 199_ Bonds in the principal amount of $ and apply the Refunding Loan, the Additional Equity Investment and the Supplemental Rent to redeem the Initial Series Bonds then Outstanding maturing in 2005 ("Series 2005 Bonds") for an amount equal to % of the outstanding principal amount thereof (such
outstanding  principal amount being  $           )  plus  accrued
interest thereon and to redeem the Initial Series Bonds then Outstanding maturing in 2017 ("Series 2017 Bonds") for an amount equal to % of the outstanding principal amount thereof (such
outstanding  principal amount being  $           )  plus  accrued
interest thereon. The Owner Participant shall pay the Additional Equity Investment and the Lessee shall pay the Supplemental Rent payment directly to the special account established by the Owner Trustee with the Indenture Trustee. Upon receipt of the Refunding Loan in the aggregate principal amount of $ and the payments of the Owner Participant and the Lessee described above, the Indenture Trustee, at the direction of the Owner Trustee shall (i) authenticate and deliver the 199_ Bonds of the series and in the aggregate principal amount of the Refunding Loan, and bearing interest at the rates per annum and having such other terms and conditions as set forth in Supplemental Indenture No. 2 and (ii) apply the Refunding Loan and the payments of the Owner Participant and the Lessee pursuant to clause (b) of this paragraph to the redemption of the Series 2005 Bonds and Series 2017 Bonds then outstanding. Upon issuance of the 199_ Bonds to Funding Corporation, Funding Corporation shall pledge such 199_ Bonds in accordance with the terms of the Collateral Trust Indenture.

Section 1.03.  Implementation.

      (a) Forms. The forms of PA Amendment No. 1, Supplemental Indenture No. 2, Lease Supplement No. 1, the Collateral Trust Indenture, the Collateral Trust Supplement and TIA Amendment No. 1 are attached hereto as Exhibits A, B, C, D, E and F, respectively.

      (b) Obligations of the Owner Participant. The Owner Participant hereby directs the Owner Trustee to execute and deliver this Refunding Agreement and, subject to the terms and conditions of Sections 2(b) and 10(c) of the Participation
Agreement and Section 2.05 of the Indenture, the Owner Participant hereby agrees that, on the Refunding Date, it will execute and deliver TIA Amendment No. 1 and PA Amendment No. 1 and make the payments described in Section 1.02 and direct the Owner Trustee to (i) execute and deliver PA Amendment No. 1, Supplemental Indenture No. 2 and Lease Supplement No. 1 (collectively, with this Refunding Agreement and TIA Amendment No. 1, the "Refunding Documents") in substantially the forms of Exhibits A, B and C hereto, respectively, (ii) instruct the Indenture Trustee to consent to Lease Supplement No. 1, (iii) execute the 199_ Bonds as contemplated by the Refunding Documents and to request the Indenture Trustee (x) to authenticate and deliver the 199_ Bonds pursuant to Section 2.05 of the Indenture and (y) in view of the fact that Funding Corporation is to pledge such 199_ Bonds to the Collateral Trust Trustee, to cause such 199_ Bonds to be delivered directly to, and registered in the name of, the Collateral Trust Trustee, and (iv) execute and deliver all other agreements, instruments and certificates contemplated by the Transaction Documents and the Refunding Documents.

     (c) Instruction and Consent. Subject to satisfaction of the terms and conditions of Sections 2(b) and 10(c) of the Participation Agreement and Section 2.05 of the Indenture, (x) in accordance with Section 10.03(a) of the Indenture, the Lessee and the Owner Trustee hereby instruct the Indenture Trustee to consent, effective as of the Refunding Date, to Lease Supplement No. 1, and the Indenture Trustee hereby so consents, and (y) in accordance with Section 10.01 and 10.03 of the Indenture, the Owner Trustee and the Indenture Trustee hereby consent and agree to execute and deliver PA Amendment No. 1 and Supplemental Indenture No. 2 on the Refunding Date. The Lessee consents to the execution and delivery of Supplemental Indenture No. 2 by the Owner Trustee and the Indenture Trustee on the Refunding Date.

      (d) Recordations and Filings. The Lessee shall cause to be made the recordations and filings set forth in Schedule 1 hereto on or prior to the Refunding Date and represents that such filings and recordations are all the recordations and filings necessary to preserve, protect and perfect the Owner Trustee's right, title and interest in and to the Undivided Interest, the Ground Lease Property and under the Facility Lease, as amended by Lease Amendment No. 1, and the security interest of the Indenture Trustee in the Lease Indenture Estate under the Indenture, as amended by Supplemental Indenture No. 2.

       (e) Funding Corporation Consent. Pursuant to the Collateral Trust Indenture, Funding Corporation shall assign to the Collateral Trust Trustee on the Refunding Date all of Funding Corporation's right, title and interest in and to the 199_ Bonds, as security for Funding Corporation's obligations under the related Refunding Collateral Bonds and under the Collateral Trust Indenture. Accordingly, Funding Corporation hereby consents to the Owner Trustee's issuance of the 199_ Bonds directly to the Collateral Trust Trustee.

      [(f) Promissory Note; First Mortgage Bonds. The Lessee and the Owner Participant agree that a replacement Promissory Note dated the Refunding Date and reflecting the revisions to the Value Schedules contemplated by Lease Supplement No. 1 shall be delivered to the Owner Participant in exchange for the Promissory Note dated September 28, 1989 as contemplated by the last sentence of Section 16(a)(3) of the Participation Agreement. In addition, the Owner Participant shall surrender to the Lessee for retirement and cancellation First Mortgage Bonds in the principal
amount  of  $          , as contemplated by the last sentence  of
Section 16(e)(4) of the Participation Agreement.]

      (g) Terms of 199_ Bonds. In accordance with Section 2(b) of the Participation Agreement, the Lessee hereby gives the Owner Participant irrevocable notice that the terms of the 199_ Bonds shall be as set forth in Exhibit B hereto. The Owner Participant hereby agrees to accept a notice period of fewer than five Business Days as contemplated by Section 2(b) of the Participation Agreement.

                          ARTICLE TWO
              CONDITIONS TO REFUNDING TRANSACTIONS

Section 2.01. Conditions to Obligations of Funding Corporation and Lessee.

      The  respective obligations of Funding Corporation and  the
Lessee  to take the actions specified in Sections 1.01  and  1.02 are subject to the satisfaction on or before the Refunding Date of the following conditions:

                    (i) the Refunding Underwriting Agreement relating to the offer and sale to the public of $___________ aggregate principal amount of Secured Lease Obligation Bonds of Funding Corporation (the "Refunding Collateral Bonds") shall have been executed and delivered;

                    (ii)   the Refunding Underwriters shall  have
          purchased the Refunding Collateral Bonds pursuant to the Refunding Underwriting Agreement; and

                   (iii)  the conditions set forth in Sections  2
          and  10(c)  of the Participation Agreement and  in  the
          Refunding   Underwriting  Agreement  shall  have   been
          satisfied or waived in writing.

Section  2.02.   Conditions Precedent  to  Obligations  of  Owner
Participant and Lessee.

      The obligations of the Owner Participant and the Lessee to take the actions specified in Article One hereof on the Refunding
Date shall be subject to the following conditions precedent:

                      (i)   each   of  the  representations   and
          warranties set forth in Section 9(a)(1), (2), (3), (4),
          (5), (10), (11), (12), (15), (16), (19) and (20) of the
          Participation Agreement shall be true and correct as of the Refunding Date, provided that (a) all references therein to Closing Date shall be deemed to mean the Refunding Date, (b) the term Disclosure Documents shall be deemed to mean Lessee's latest Annual Report on Form 10-K filed with the SEC and all documents subsequently filed by the Lessee with the SEC pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act prior to the date of the execution and delivery of the Refunding Agreement, and (c) the references in clause (10) to June 30, 1989 shall be deemed to mean the last day of the fiscal quarter for which the most recent Quarterly Report on Form 10-Q has been filed with the SEC; and Lessee shall have delivered a certificate to such effect to the Owner Participant; and

                     (ii)            each  of the representations
          and  warranties of the Owner Participant set  forth  in
          Section  6(a)(1),  (2),  (3),  (4)  and  (9)   of   the
          Participation Agreement shall be true and correct as of the Refunding Date, provided that all references therein to Closing Date shall be deemed to mean the Refunding Date; and the Owner Participant shall have delivered a certificate to such effect to the Lessee;

                     (iii)           each  of the representations
          and  warranties of FNBC and Owner Trustee set forth  in
          Section 7(a)(1), (2), (3), (4), (5), (6), (7), (8), (9)
          and (10) of the Participation Agreement shall be true and correct as of the Refunding Date, provided that all references therein to Closing Date shall be deemed to mean the Refunding Date; and FNBC and the Owner Trustee shall have delivered a certificate to such effect to the Owner Participant and the Lessee;

                     (iv)            each  of the representations
          and warranties of IT and the Indenture Trustee set forth in Section 8(a) of the Participation Agreement shall be true and correct as of the Refunding Date, provided that all references therein to Closing Date shall be deemed to mean the Refunding Date; and IT and the Indenture Trustee shall have delivered a certificate to such effect to the Owner Participant and the Lessee;

                      (v)   each   of  the  representations   and
          warranties of Funding Corporation in Section 8A of the Participation Agreement shall be true and correct and Funding Corporation shall have delivered a certificate to such effect to the Owner Participant and the Lessee.

                     (vi)            each  of the representations
          and  warranties  of  the Collateral  Trust  Trustee  in
          Section 8B of the Participation Agreement shall be true and correct and the Collateral Trust Trustee shall have delivered a certificate to such effect to the Owner Participant and the Lessee.

                     (vii)           the  Refunding  Underwriting
          Agreement shall have been executed and delivered;

                     (viii)          the  Refunding  Underwriters
          shall have purchased the Refunding Collateral Bonds pursuant to the Refunding Underwriting Agreement; and

                     (ix)            the conditions set forth  in
          Sections 2(b) and 10(c) of the Participation Agreement shall have been satisfied or waived in writing;

provided, however, that the obligations of the Lessee shall not be subject to the conditions set forth in clause (i) above and the obligations of the Owner Participant shall not be subject to the conditions set forth in clause (ii) above.

Section 2.03.Conditions to Obligation of Owner Trustee.

     The obligation of the Owner Trustee to issue and deliver the 199_ Bonds on the Refunding Date to the Collateral Trust Trustee, as assignee of Funding Corporation, in consideration of the Refunding Loan is subject to (x) the simultaneous performance by Funding Corporation of its obligations under Article One and the payment by the Owner Participant and the Lessee of the amounts provided in Section 1.02, (y) the satisfaction on or before the Refunding Date of the conditions set forth in Sections 2 and 10(c) of the Participation Agreement and Section 2.05 of the Indenture to the obligation of the Owner Trustee to participate in the transactions contemplated by this Refunding Agreement, and
(z) receipt of a direction from the Owner Participant in conformance with Section 1.03.

Section 2.04.Conditions to Obligation of Indenture Trustee.

      The obligation of the Indenture Trustee to take the action specified in Section 1.02 is subject to the satisfaction on or before the Refunding Date of the conditions set forth in Section
2.05 of the Indenture.

                         ARTICLE THREE
                       REFUNDING EXPENSES

Section 3.01.Refunding Expenses.

      (a) Subject to the provisions of this Section 3.01, solely from funds provided by the Owner Participant, the Owner Trustee hereby agrees that it will pay when due, or reimburse any Person who has previously paid, the following costs and expenses ("Refunding Expenses"):

                     (i) the reasonable legal fees  and
          disbursements   of  the  Owner  Participant's
          Special Counsel (not to exceed $_______), the
          Owner  Participant's  Tax  Counsel  (not   to
          exceed   $______),  the  Owner  Participant's
          Special  Louisiana  Counsel  (not  to  exceed
          $           ),  the  Owner Trustee's  Counsel
          (Louisiana  and New York) and  the  Indenture
          Trustee's Counsel for their services rendered in connection with the execution and delivery of this Refunding Agreement and the other
          Refunding Documents and Financing Documents;

                     (ii)            all  stenographic,
          printing,  reproduction, and other reasonable
          out-of-pocket expenses (other than investment
          banking   or  brokerage  fees)  incurred   in
          connection with the transactions contemplated
          by  the  Refunding  Documents  and  Financing
          Documents and all other agreements, documents
          or   instruments   prepared   in   connection
          therewith    (including    all    structuring
          computations and computerized lease analysis and travel related costs);

                      (iii)            all   costs   of
          issuance  of the Refunding Collateral  Bonds,
          including, without limitation, the  costs  of
          preparing    the    Refunding    Underwriting
          Agreement, and all filing fees relating to any Registration Statement for the Refunding
          Collateral Bonds and the fees, expenses and disbursements of the law firms referred to in clause (i) above, and of counsel to the Refunding Underwriters, rating agency fees and the fees and commissions of the Refunding
          Underwriters;

                     (iv)            all  fees  of  the
          Owner Trustee and the Indenture Trustee in connection with the review, execution and delivery of this Refunding Agreement and the other Refunding Documents; and

                      (v)  any  other  fees,  expenses,
          disbursements and costs as the Lessee and the
          Owner  Participant  shall  have  agreed   are
          payable pursuant to this Section 3.01(a).

           Subject  to the provisions of paragraphs (b)  and  (c)
below, funds for the payment of Refunding Expenses will be provided by the Owner Participant to the Owner Trustee and the Owner Trustee will promptly disburse such funds upon written authorization from the Owner Participant. The amount of Refunding Expenses payable by the Owner Trustee shall not exceed $____________.

      (b) Payments or reimbursements of Refunding Expenses shall be made (i) on the Refunding Date to the extent invoiced and approved by the Owner Participant on or prior to the Refunding Date, and (ii) to the extent not previously paid pursuant hereto as promptly as practicable, and in any event not later than 10 Business Days after being invoiced. Each party hereto shall use its best efforts to prepare, and cause any Person acting for it to prepare, and submit as soon as practicable and in any event not later than 30 days after the Refunding Date any invoice of such Person in respect of Refunding Expenses. Promptly after the payment of such Refunding Expenses, such adjustments to Basic Rent and the Value Schedules as are required by Section 3(e)(ii) of the Facility Lease shall be made.

      (c) Notwithstanding anything in this Section 3.01 to the contrary, in the event the transactions contemplated by this Refunding Agreement shall not be consummated, the Lessee shall pay or cause to be paid, and shall indemnify and hold harmless the Indenture Trustee, the Owner Trustee, Funding Corporation, the Owner Participant and the Collateral Trust Trustee with respect to all losses, costs and expenses whatsoever incurred by them as a result of the pursuit of such transactions, including, without limitation, all Refunding Expenses (which shall, in such an instance, be deemed to include, without limitation, all losses, costs and expenses whatsoever incurred by the Owner Participant pursuant to this Agreement and Section 7.01 of the Trust Agreement) unless, in the case of the Owner Participant, such failure to consummate shall result solely from the Owner Participant's default in making its investment as contemplated in Article One hereunder. Furthermore, in the event that the Refunding Expenses shall exceed the funds available to the Owner Trustee pursuant to paragraph (a) for the payment of Refunding Expenses, the Lessee shall pay or cause to be paid, and shall indemnify and hold harmless the Indenture Trustee, the Owner Trustee, Funding Corporation, the Owner Participant and the Collateral Trust Trustee with respect to, all such excess Refunding Expenses.

                          ARTICLE FOUR
                         MISCELLANEOUS

Section 4.01.Execution.

           This  Refunding Agreement may be executed in  separate
counterparts, each of which when so executed and delivered  shall
be   an  original,  but  all  such  counterparts  shall  together constitute but one and the same instrument.

Section 4.02.Governing Law.

           This Refunding Agreement shall be governed by, and be construed in accordance with, the laws of the State of New York.

Section 4.03.Concerning the Owner Trustee.

           FNBC is entering into this Refunding Agreement solely as Owner Trustee under the Trust Agreement and not in its individual capacity. Anything herein to the contrary notwithstanding, all and each of the agreements and obligations herein made or undertaken on the part of the Owner Trustee are made or undertaken not as personal agreements of FNBC, but are made or undertaken solely for the purpose of binding only the Trust Estate, and nothing contained in this Refunding Agreement shall entitle any person to any claim against FNBC in its individual capacity or any of its assets.

          IN WITNESS WHEREOF, the parties hereto have caused this Refunding Agreement to be duly executed by their respective officers thereunto duly authorized.

                              ESSL 2, INC.
                                 as Owner Participant

                              By
                                  Name:
                                  Title:


                              W3A FUNDING CORPORATION

                              By
                                   Name:
                                   Title:


                              FIRST NATIONAL BANK OF COMMERCE, not in
                              its  individual capacity but solely
                              as  Owner  Trustee under the  Trust
                              Agreement

                              By
                                  Name:
                                  Title:


                              BANKERS TRUST COMPANY, not in its
                              individual capacity but  solely  as
                              Corporate  Indenture  Trustee   and
                              Collateral Trust Trustee

                              By
                                   Name:
                                   Title:


                              STANLEY BURG, not in his individual
                              capacity  but solely as  Individual
                              Indenture Trustee


                              LOUISIANA POWER & LIGHT COMPANY, as Lessee


                              By
                                   Name:
                                   Title:

                           SCHEDULE 1

                    Recordations and Filings

                                                        EXHIBIT A

                   Form of PA Amendment No. 1

                                                        EXHIBIT B

              Form of Supplemental Indenture No. 2

                                                        EXHIBIT C

                 Form of Lease Supplement No. 1

                                                        EXHIBIT D

               Form of Collateral Trust Indenture

                                                        EXHIBIT E

              Form of Collateral Trust Supplement

                                                        EXHIBIT F

                  Form of TIA Amendment No. 1